PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	David A. Bowers
5430 LBJ Freeway, Suite 1700	Chief Executive Officer
Dallas, Texas 75240	Tel. 864-286-1122

COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . March 1, 2017 . . . CompX International Inc. (NYSE MKT:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on March 21, 2017 to stockholders of record at the close of business on March 13, 2017.

CompX is a leading manufacturer of security products and recreational marine components.
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